Exhibit 99.1

China Biologic to Attend the 35th Annual J.P. Morgan Healthcare Conference

—Reiterates Full Year 2016 Financial Forecast—

BEIJING, China – January 4, 2017 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that the Company will participate in the 35th Annual J.P. Morgan Healthcare Conference, to be held at the Westin St. Francis Hotel, San Francisco, California, January 9-12, 2017. Mr. David Gao, Chairman and Chief Executive Officer, Mr. Ming Yang, Chief Financial Officer, and Mr. Ming Yin, Senior Vice President of China Biologic, will meet with investors at the event.

The Company reiterates its full year forecast of total sales growth of 22% to 24% in RMB terms and non-GAAP adjusted net income growth of 33% to 35% in RMB terms over the Company’s 2015 financial results. Non-GAAP adjusted net income excludes non-cash compensation expenses related to options and restricted shares granted to employees and directors. This guidance does not factor in any potential foreign currency translation impact. Having previously adopted an exchange rate of approximately RMB6.21 = $1.00 based on weighted average quarterly exchange rates in 2015 in translating 2015 financial results, the Company expects that the total sales and non-GAAP adjusted net income in USD terms in 2016 will be adversely affected by the foreign currency translation impact.

For additional information or interest in meeting with management, please contact your J.P. Morgan institutional sales representative.

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its majority owned subsidiary, Shandong Taibang Biological Products Co., Ltd., and its wholly owned subsidiary, Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Non-GAAP Disclosure

This news release contains a non-GAAP financial measure, adjusted net income, that excludes from net income non-cash compensation expenses related to options and restricted shares granted to employees and directors under the Company’s 2008 Equity Incentive Plan. The Company’s management believes that this non-GAAP measure provides investors with a better understanding of the Company’s performance. This non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies. A reconciliation of GAAP net income and non-GAAP adjusted net income for the full year 2016 will be provided when the Company announces its complete financial results for the fourth quarter and full year ended December 31, 2016 in February 2017.

In addition, as the Company evaluates certain key items of its financial results on a local currency basis (i.e., in RMB) in addition to the reporting currency (i.e., in USD), this news release contains local currency information that eliminates the impact of fluctuations in foreign currency exchange rates. The Company believes that, given its operations primarily based in China, providing local currency information on such key items enhances the understanding of its financial results and evaluation of performance in comparison to prior periods. Changes in local currency percentages are calculated by comparing financial results denominated in RMB from period to period.

Safe Harbor Statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “intend,” “believe,” “expect,” “are expected to,” “will,” or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the forecast of total sales growth and non-GAAP adjusted net income growth contains forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, without limitation potential delay or failure to complete the clinical trials for new products, potential delay or failure to complete construction of new collection facilities, potential inability to pass government inspection and certification process for new collection facilities, potential inability to achieve the designed collection capacities at the new collection facilities, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: 1-203-682-8233

E-mail: bill.zima@icrinc.com

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